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                                                                   EXHIBIT 10.24



                              REVOLVING CREDIT NOTE


$500,000                                                    Louisville, Kentucky
                                                                  March 15, 1999

         FOR VALUE RECEIVED, the undersigned, DARWIN NETWORKS, INC., a Delaware corporation ("Borrower"), having an address of Suite 135, 1000 West Ormsby Avenue, Louisville, Kentucky 40210, hereby promises and agrees to pay to the order of HIGH SPEED ACCESS CORP. ("Lender"), a Delaware corporation, having an address of Suite 210, 1000 West Ormsby Avenue, Louisville, Kentucky 40210, the aggregate principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000), or so much thereof as may be advanced hereunder, together with interest thereon as hereinafter provided, in lawful money of the United States of America, in the manner set forth herein, on or before the 15th day of September, 1999 (the "Final Maturity Date").

         The principal of this note (the "Note") shall bear interest on the unpaid balance thereof at a constant rate per annum equal to the "Prime Rate". The Prime Rate, as used in this Note, shall mean that rate of interest announced from time to time by Bank One Kentucky, N.A., at its principal office in Louisville, Kentucky, to be its Prime Rate.

         All interest on this Note shall be computed daily on the basis of the actual number of days elapsed over a year assumed to consist of three hundred sixty (360) days (having 12 months of 30 days each).

         Principal of this Note may be repaid in whole or in part without penalty or premium at any time prior to maturity and Borrower shall be entitled to reborrow, repay and reborrow hereunder in incremental advances of not less than $10,000 each. The actual amount of principal due hereunder shall be the sum of all advances less the aggregate repayments thereof. Lender's records with respect to advances and repayments shall be presumed correct unless manifest error is shown.

         All payments of principal and interest and any other sums due under this Note shall be made to Lender at the address first set forth above for the Lender in this Note or to such other person or at such other address as may be designated in writing by the holder of this Note. All payments on this Note shall be applied first to the payment of any expenses or charges payable hereunder, and next to accrued interest, and then to the principal balance hereof, or in such other order as Lender may elect in its sole discretion.

         The occurrence of any default by Borrower under that certain Services Agreement dated as of the date hereof between Borrower and Lender (after the giving of any applicable required notice and/or period of cure) shall be a default hereunder, and Lender may, at its option, declare the entire unpaid principal balance of, and all accrued interest on, this Note to be immediately due and payable and proceed to enforce and realize upon any or all security for this Note.


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         Failure of the holder of this Note to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of the holder for default under this Note shall be cumulative to the greatest extent permitted by law. Time shall be of the essence in the payment of all installments of interest and principal on this Note and the performance of Borrower's other obligations under this Note.

         If there is any default under this Note, and this Note is placed in the hands of an attorney for collection or is collected through any court, including any bankruptcy court, Borrower promises to pay to the holder hereof its reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder's rights in any collateral securing this Note, provided the same is legally allowed by the laws of the Commonwealth of Kentucky or any state where the collateral or part thereof is situated.

         If any provision, or portion thereof, of this Note, or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such provision, or portion thereof, to any other person or circumstances shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

         This Note has been delivered in, and shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

         Borrower and any other party who may become primarily or secondarily liable for any of the obligations of Borrower hereunder hereby jointly and severally waive presentment, demand, notice of dishonor, protest, notice of protest, and diligence in collection, and further waive all exemptions to which they may now or hereafter be entitled under the laws of this or any other state or of the United States, and further agree that the holder of this Note shall have the right without notice, to deal in any way, at any time, with Borrower, or any guarantor of this Note or with any other party who may become primarily or secondarily liable for, or pledge any collateral as security for, any of the obligations of Borrower under this Note and to grant any extension of time for payment of this Note or any other indulgence or forbearance whatsoever, and may release any security for the payment of this Note without in any way affecting the liability of Borrower, or such other party who may pledge any collateral as security for, or become primarily or secondarily liable for, the obligations of Borrower hereunder and without waiving any rights the holder may have hereunder or by virtue of the laws of this state or any other state of the Unites States.


                                   "Borrower"



                                   DARWIN NETWORKS, INC.


                                   By: /s/ DAVID GIBBS
                                       --------------------------------------
                                         David Gibbs, President